                                                        EXHIBIT 3-E


                                                        FEDERAL IDENTIFICATION
                                                        NO.  04-2464749


                      THE COMMONWEALTH OF MASSACHUSETTS
Examiner
                             WILLIAM FRANCIS GALVIN

                          Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512


                            ARTICLES OF AMENDMENT
                   (GENERAL LAWS, CHAPTER 156B, SECTION 72)

Name
Approved


We,         Peter J. Murphy                      , *President
    ___________________________________________________________________________

and         Jill Pollack Kutchin                 , *Clerk
    ___________________________________________________________________________

of          Parlex Corporation
    __________________________________________________________________________
                           (EXACT NAME OF CORPORATION)

located at    One Parlex Place, Methuen, Massachusetts
           ____________________________________________________________________
                     (STREET ADDRESS OF CORPORATION IN MASSACHUSETTS)

certify that these Articles of Amendment affecting articles numbered:

                                     3
_______________________________________________________________________________
           (NUMBER THOSE ARTICLES 1, 2, 3, 4, 5 AND/OR 6 BEING AMENDED)


of the Articles of Organization were duly adopted at a meeting held on August 30, 2000, by vote of:

3,576,574  shares of     Common Stock                  of 6,277,386 shares outstanding
_________            __________________________           _________
                     (TYPE, CLASS & SERIES, IF ANY)



   C  / /  (1)**being at least a majority of each type, class or series outstanding
   p  / /     and entitled to vote thereon or
   M  / /
R.A.  / /


           **DELETE THE INAPPLICABLE WORDS.   **DELETE THE INAPPLICABLE CLAUSE.
           (1) FOR AMENDMENTS ADOPTED PURSUANT TO CHAPTER 156B, SECTION 70.
           (2) FOR AMENDMENTS ADOPTED PURSUANT TO CHAPTER 156b, SECTION 71.
           NOTE: IF THE SPACE PROVIDED UNDER ANY ARTICLE OR ITEM ON THIS FORM IS INSUFFICIENT, ADDITIONS SHALL BE SET FORTH ON ONE SIDE ONLY OF SEPARATE 8 1/2 X 11 SHEETS OF PAPER WITH A LEFT MARGIN OF AT
P.C.       LEAST 1 INCH. ADDITIONS TO MORE THAN ONE ARTICLE MAY BE MADE ON
           A SINGLE SHEET SO LONG AS EACH ARTICLE REQUIRING EACH ADDITION
           IS CLEARLY INDICATED.

To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total PRESENTLY authorized is:



           WITHOUT PAR VALUE STOCKS                        WITH PAR VALUE STOCKS
___________________________________________________________________________________________________

   TYPE               NUMBER OF SHARES                 TYPE      NUMBER OF SHARES     PAR VALUE
___________________________________________________________________________________________________

  Common:                                            Common:       10,000,000            $.10
___________________________________________________________________________________________________


___________________________________________________________________________________________________

  Preferred:                                         Preferred:    1,000,000             $1.00
___________________________________________________________________________________________________


___________________________________________________________________________________________________


CHANGE the total authorized to:


           WITHOUT PAR VALUE STOCKS                        WITH PAR VALUE STOCKS
___________________________________________________________________________________________________

   TYPE               NUMBER OF SHARES                 TYPE      NUMBER OF SHARES     PAR VALUE
___________________________________________________________________________________________________

  Common:                                            Common:       30,000,000            $.10
___________________________________________________________________________________________________


___________________________________________________________________________________________________

  Preferred:                                         Preferred:    1,000,000             $1.00
___________________________________________________________________________________________________


___________________________________________________________________________________________________


The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a LATER effective date not more than THIRTY DAYS after such filing, in which event the amendment will become effective on such later date.


Later effective date:
                      _______________________________.

SIGNED UNDER THE PENALTIES OF PERJURY, this 30th day of August, 2000

/s/ Peter J. Murphy                              ,   *President
________________________________________________
Peter J. Murphy


/s/ Jill Pollack Kutchin                         ,   *Clerk
________________________________________________
Jill Pollack Kutchin


*DELETE THE INAPPLICABLE WORDS.